UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2026

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective June 30, 2026, Alpha Modus Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Company would sell and the Investor would purchase (i) one or more Secured Pre-Paid Purchases (each a “Pre-Paid Purchase,” and collectively the “Pre-Paid Purchases”) in the aggregate purchase amount of up to $10,000,000 (the “Commitment Amount”), for the purchase of shares of Class A common stock of the Company (“Common Shares”), upon the terms and subject to the limitations and conditions set forth in the Pre-Paid Purchase; and (ii) 450,000 Common Shares, to be delivered by the Company to Investor at the initial closing and to be used as pre-delivery shares under the Pre-Paid Purchases (the “Pre-Delivery Shares”).

The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The SPA prohibits the Company, while any Pre-Paid Purchase is outstanding, from issuing any (i) debt securities other than trade payables in the ordinary course of business, or (ii) any variable rate equity securities. The SPA also prohibits the Company from making any payments to William Alessi, the Company’s CEO, or any of his affiliates, with respect to any debt obligations owed by the Company to any of those affiliated debtholders. The SPA prohibits the issuance to the Investor under any Pre-Paid Purchase of a number of Common Shares in excess of the amount that would be permitted under Nasdaq Listing Rule 5635(d) without shareholder approval (the “Exchange Cap”), and requires the Company to obtain shareholder approval to issue to the Investor an amount of Common Shares in excess of the Exchange Cap (the “Shareholder Approval”) prior to the initial closing. The Shareholder Approval was received by the Company on June 30, 2026. The SPA also requires the Company to, within 30 days of the initial closing, file (i) a Schedule 14C information statement with the Securities and Exchange Commission (“SEC”) regarding the Shareholder Approval, and (ii) a registration statement with the SEC registering the Pre-Delivery Shares and all other Common Shares that may be purchased by the Investor pursuant to any Pre-Paid Purchase.

Each Pre-Paid Purchase will be issued in substantially the same form as the Initial Pre-Paid Purchase (defined below), matures 18 months following the date the purchase price for such Pre-Paid Purchase is delivered to the Company (the “Purchase Price Date”), includes an 8% original issue discount (OID), accrues interest at 8% per annum, and is prepayable, after providing 10 trading days’ notice, at a 10% premium to the then-outstanding balance of the Pre-Paid Purchase. If the registration statement referenced above is not declared effective by the SEC within 90 days of the Purchase Price Date, the outstanding balance under the Pre-Paid Purchase will automatically increase by 1% and will continue increasing by 1% every 30 days thereafter until the earlier of (i) the date the registration statement is declared effective, or (ii) 6 months following the Purchase Price Date. Under each Pre-Paid Purchase, the holder has the right to purchase Common Shares (by applying a portion of the outstanding balance under the Pre-Paid Purchase to the purchase of Common Shares) at a purchase price equal to 90% multiplied by the lowest daily volume-weighted average price during the five trading days preceding the purchase notice, subject to a $0.81 per share floor price, and provided that the Investor may not purchase shares of Common Stock to the extent that such purchase would result in the Investor’s beneficial ownership of Common Stock being in excess of 9.99%. If the volume-weighted average price of the Common Shares is less than the $0.81 per share floor price for at least 5 consecutive trading days, the Company is required to begin making monthly cash repayments of amounts outstanding under the Pre-Paid Purchase in amounts equal to (i) the outstanding balance at that time divided by 6, plus (ii) outstanding interest as of each payment date.

Each Pre-Paid Purchase is secured by a security agreement (the “Security Agreement”) by and between the Investor and the Company and its subsidiaries, granting the Investor first priority security interests in all assets of the Company and its subsidiaries, including Alpha Modus, Corp.’s intellectual property pursuant to a separate intellectual property security agreement (the “IP Security Agreement”). Additionally, each of the Company’s subsidiaries are guarantors of the Company’s obligations under each Pre-Paid Purchase pursuant to a guaranty (the “Guaranty”). William Alessi, his entity, Janbella Group, LLC, the trusts deemed to be beneficially owned by Mr. Alessi, and Chris Chumas (the Company’s CSO) (each a “Capital Party” and collectively the “Capital Parties”), are required to execute a subordination and voting agreement (the “Subordination Agreement”) pursuant to which (i) all of the Company’s and its subsidiaries’ indebtedness and obligations to each Capital Party will be subordinated to Investor, (ii) all security interests of any Capital Party will be subordinate to Investor’s security interests, (iii) the Company and its subsidiaries will not make any payments to any Capital Party (except for non-discretionary compensation owed to them pursuant to employment agreements with the Company), (iv) none of the Capital Parties will accelerate any subordinated debt or equity, (v) and no Capital Party will convert, exchange, or transfer their shares of Company stock until such time as the Investor has been fully paid and all financing agreements between the Investor and the Company are terminated. The Subordination Agreement also requires Chris Chumas to convert the 430,000 shares of Series C Preferred Stock of the Company beneficially owned by him prior to June 29, 2026, into 304,412 Common Shares (the “Chumas Common Shares”) within 30 days of the Purchase Price Date, and the SPA requires Chris Chumas to complete that conversion of preferred shares into the Chumas Common Shares prior to the initial closing.

On June 30, 2026, the Company sold to the Investor (i) an initial Pre-Paid Purchase in the original principal amount of $2,190,000 (the “Initial Pre-Paid Purchase”), and (ii) the Pre-Delivery Shares, for a total purchase price of $2,000,045, which was paid by the Investor to the Company in the initial closing on June 30, 2026. At the initial closing, the Company issued the Initial Pre-Paid Purchase and Pre-Delivery Shares to the Investor, the Company and its subsidiaries entered into the Security Agreement, the Company’s subsidiary (Alpha Modus, Corp.) entered into the IP Security Agreement, the Company’s subsidiaries entered into the Guaranty, and the Capital Parties entered into the Subordination Agreement.

The foregoing descriptions of the SPA, Pre-Paid Purchases, Security Agreement, IP Security Agreement, Guaranty, and Subordination Agreement, do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1-10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 3.02.

The Pre-Delivery Shares were issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, as the Investor was accredited and had adequate access, through business or other relationships, to information about the Company, and the sale did not involve a public offering of securities or any general solicitation.

On June 29, 2026, Chris Chumas and his IRA each converted their 215,000 shares of Series C Preferred Stock of the Company into 152,206 Common Shares as required by the SPA and Subordination Agreement described above (converting 430,000 shares of Series C Preferred Stock in the aggregate into 304,412 Common Shares—the Chumas Common Shares). The Chumas Common Shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, as the Chumas Common Shares were issued in exchange for preferred shares held by the shareholders, there was no additional consideration for the exchange, and there was no remuneration for the solicitation of the exchange.

Following the issuance of the Pre-Delivery Shares and Chumas Common Shares, the Company had 4,876,593 shares of Class A common stock outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated June 29, 2026, by Alpha Modus Holdings, Inc. and Streeterville Capital, LLC

10.2	Secured Pre-Paid Purchase #1, issued by Alpha Modus Holdings, Inc. to Streeterville Capital, LLC, dated June 29, 2026

10.3	Security Agreement, dated June 29, 2026, by Alpha Modus Holdings, Inc., Alpha Modus, Corp., Alpha Modus Financial Services, LLC, and Streeterville Capital, LLC

10.4	Intellectual Property Security Agreement, dated June 29, 2026, by Alpha Modus, Corp., and Streeterville Capital, LLC

10.5	Guaranty, dated June 29, 2026, by Alpha Modus, Corp., Alpha Modus Financial Services, LLC, and Streeterville Capital, LLC

10.6	Subordination and Voting Agreement, dated June 29, 2026, by Alpha Modus Holdings, Inc., Alpha Modus, Corp., Streeterville Capital, LLC, and the Capital Parties

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: July 2, 2026	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer